Exhibit 24 Power of Attorney



KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of The Ryland Group, Inc., a Maryland corporation, constitute and appoint Timothy J. Geckle the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact to sign for the undersigned in their respective names as directors and officers of The Ryland Group, Inc., the Annual Report on Form 10-K of The Ryland Group, Inc., for the fiscal year ended December 31, 1999 to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We hereby confirm all acts taken by such agent and attorney-in-fact as herein authorized.

DATED: March 14, 2000


                                    /s/   Chad Dreier
                                    Chad Dreier, Chairman of the Board,
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)


                                    /s/   James A. Flick, Jr.
                                    James A. Flick, Jr., Director


                                    /s/   Leslie M. Frecon
                                    Leslie M. Frecon, Director


                                    /s/   William L. Jews
                                    William L. Jews, Director


                                    /s/   William G. Kagler
                                    William G. Kagler, Director


                                    /s/   Robert E. Mellor
                                    Robert E. Mellor, Director


                                    /s/   Charlotte St. Martin
                                    Charlotte St. Martin, Director